UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2017 (April 19, 2017)

WesBanco, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	000-08467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (304) 234-9000

Former name or former address, if changed since last report  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company  ☐ 

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Paul M. Limbert's term as a member of the Wesbanco, Inc. ('WesBanco")  Board of Directors expired as of the Annual Meeting of Stockholders held on April 19, 2017.  Mr. Limbert is retiring from the Board because he is not eligible under WesBanco's Bylaws to stand for re-election due to the age 70 limitation as of the date of re-election, and not as a result of any disagreement with WesBanco.  Mr. Limbert's service on the Board began in 2003.  In 2014, Mr. Limbert retired as President and Chief Executive Officer of WesBanco.

(e)  On April 19, 2017, the shareholders of WesBanco approved amendments to the WesBanco, Inc. Incentive Bonus, Option and Restricted Stock Plan, as amended (the "Plan").  The Plan was amended to increase the number of shares that may be issued under the Plan by 1,000,000 shares and explicitly include WesBanco's policy prohibiting the repricing of stock options.

The terms of the Plan are set forth under the caption "Item 5 Approval of the Incentive Plan, as Amended, to Increase the Number of Shares Authorized for Issuance" in WesBanco's definitive proxy statement for its 2017 annual meeting filed with the Securities and Exchange Commission (the "Commission") on March 14, 2017.  Such description is incorporated herein by reference and is qualified in its entirety by reference to the Plan, filed as Exhibit 10.1 to this report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Item 1 - Election of Directors

On April 19, 2017, WesBanco's Annual Meeting of its Stockholders was held in Wheeling, WV. The following directors were elected to the Board of Directors for a term of three years expiring at the Annual Stockholders' Meeting in 2020:

	For	Withheld	Non Votes
Abigail M. Feinknopf	30,624,090	1,388,856	6,109,167
Jay T. McCamic	28,112,443	3,901,309	6,109,167
F. Eric Nelson, Jr.	31,268,593	744,962	6,109,167
Todd F. Clossin	30,683,295	1,329,889	6,109,167
Denise Knouse-Snyder	28,642,575	3,370,425	6,109,167

The following director was elected to the Board of Directors for a term of one year expiring at the Annual Stockholders' Meeting in 2018:

	For	Withheld	Non Votes
Gary L. Libs	31,271,937	741,815	6,109,167

The following director was elected to the Board of Directors for a term of two years expiring at the Annual Stockholders' Meeting in 2019:

	For	Withheld	Non Votes
Kerry M. Stemler	31,257,107	756,645	6,109,167

Item 2 - Approval of an Advisory (Non-Binding) Vote on the Corporation's Executive Compensation Paid to the Named Executive Officers

WesBanco's stockholders also approved an advisory (non-binding) proposal on WesBanco, Inc.'s executive compensation paid to WesBanco's named executive officers.  The results of the vote were as follows:

	For	Against	Abstain	Non Votes
Advisory vote to approve WesBanco, Inc.'s executive compensation	30,200,383	1,380,625	426,447	6,109,167

Item 3 - Advisory (Non-Binding) Vote on the Frequency of Future Advisory Votes on Executive Compensation

WesBanco's stockholders also voted, in an advisory capacity (non-binding), on the frequency of future advisory votes on executive compensation, and proposed that a vote occur every year.  The results of the vote were as follows:

	1 Year	2 Years	3 Years	Abstain	Non Votes
Advisory vote on frequency of future advisory votes on executive compensation	25,197,001	208,867	5,995,828	612,056	6,109,167

Item 4 - Advisory (Non-Binding) Vote Ratifying the Appointment of Independent Registered Public Accounting Firm

WesBanco's stockholders also approved an advisory (non-binding) proposal ratifying the appointment of Ernst & Young, LLP as WesBanco's independent registered public accounting firm for the fiscal year ending December 31, 2017. The results of the vote were as follows:

	For	Against	Abstain	Non Votes
Advisory vote to ratify appointment of independent registered public accounting firm	36,483,118	1,348,799	281,518	-

Item 5 - Approval of the Incentive Plan, as Amended, to Increase the Number of Shares Authorized for Issuance

WesBanco's stockholders also approved amendments to the WesBanco, Inc. Key Executive Incentive Bonus, Option and Restricted Stock Plan to increase the number of shares authorized for issuance thereunder by 1,000,000. The results of the vote were as follows:

	For	Against	Abstain	Non Votes
To approve the WesBanco, Inc. Key Executive Incentive Bonus Option and Restricted Stock Plan, as amended, to increase the number of shares authorized for issuance	29,131,108	2,258,091	624,553	6,109,167

(d) The WesBanco Board of Directors recommended to its stockholders that future advisory votes to approve the compensation for our named executive officers occur annually. This recommendation was endorsed by the stockholders, and accordingly, WesBanco has decided to hold such advisory vote every year.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits:

10.1	WesBanco, Inc. Incentive Bonus, Option and Restricted Stock Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

Date: April 20, 2017	/s/ Robert H. Young
Robert H. Young
Executive Vice President and
Chief Financial Officer